EXHIBIT 23(iii)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Policyholders of
MML Bay State Life Insurance Company

        We have audited the accompanying statutory statement of income and changes in shareholder’s equity, and of cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. We have not audited the financial statements of MML Bay State Life Insurance Company for any period subsequent to December 31, 1998.

        As described in Note 1, these financial statements were prepared in conformity with accounting practices prescribed or permitted by the Department of Insurance of the State of Connecticut, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

        In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements of MML Bay State Life Insurance Company audited by us do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the results of its operations or its cash flows for the year ended December 31, 1998.

        In our opinion, the financial statements of MML Bay State Life Insurance Company audited by us, present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 1998, on the basis of accounting described in Note 1.

PricewaterhouseCoopers LLP

Hartford, Connecticut
February 25, 1999